Exhibit 99.3

STATE OF ARIZONA DEPARTMENT OF INSURANCE

In the Matter of	)
	)	Docket No. 11A-136-INS
PMI REINSURANCE CO., PMI MORTGAGE GUARANTY CO., and RESIDENTIAL	) )
INSURANCE CO. (NAIC No. 12917, 10670, 10741)	) ) )	NOTICE OF DETERMINATION, ORDER FOR SUPERVISION AND NOTICE OF APPEAL RIGHTS
Respondents.	)
)

The Arizona Department of Insurance (the “Department”) has received evidence that PMI Reinsurance Co. (“PRI”), PMI Mortgage Guaranty Co. (“PMG”), and Residential Insurance Co. (“RIC”) are out of compliance with the provisions of Arizona Revised Statutes (“A.R.S.”) Title 20, for the reasons set forth below, without limitation.

FINDINGS OF FACT

1. Respondents PRI, PMG, and RIC are Arizona domiciled insurers and presently hold certificates of authority issued by the Department to transact mortgage guaranty insurance.

2. PRI, PMG and RIC are all direct wholly-owned subsidiaries of The PMI Group, Inc. (“TPG”), a publicly-owned holding company, incorporated in Delaware and traded on the New York Stock Exchange. TPG is the ultimate parent of 11 mortgage guaranty insurers, six of which are Arizona-domiciled. PRI, PMG, and RIC are all reinsurer sister companies of PMI Mortgage Insurance Co (“PMI”), the main mortgage insurance operating entity in the TPG holding company system. PMI is under the Department’s Supervision as of August 19, 2011 due to its hazardous financial condition.

3. Concurrent with the issuance of this Supervision Order by the Department, the Department is seeking a court ordered receivership of PMI due to its insolvency.

4. All three Respondents are affiliates and reinsurers of PMI, which is impaired and in a condition that would render the continuance of all three Respondents business hazardous to the Respondents’ policyholders which is an adverse finding under A.A.C. R20-6-308(A)(9).

CONCLUSIONS OF LAW

1. The Director of the Department (the “Director”) has jurisdiction over this matter.

2. Respondents PRI, PMG and RIC violated A.A.C. R20-6-308.

3. Respondents PRI, PMG and RIC are in such condition as to render their further transaction of insurance in this state hazardous to policyholders or to the people of this state within the meaning of A.A.C. R20-6-308.

4. Grounds exist for the Director to place the Respondents under supervision of the Department in accordance with
A.R.S. § 20-169, and to take action pursuant to A.A.C. R20-6-308(C).

THEREFORE, IT IS ORDERED:

1. Respondents are hereby notified of the determination of the Director to place Respondents under the supervision of the Department in accordance with A.R.S. § 20-169.

2. Respondents are hereby under the supervision of the Director and the Director is applying and effectuating the provisions of A.R.S. Title 20, Chapter 1, Article 2 pursuant to A.R.S. § 20-169(3).

3. Unless otherwise approved by the Director or her Supervisor, Respondents shall cease issuing or reinsuring any new insurance effective immediately.

4. Respondents shall cease making any interest payments or payments under capital support agreements with affiliates or parent company effective immediately.

5. Pursuant to A.R.S. § 20-170, the Director hereby appoints Truitte D. Todd, of Tharp and Associates, Inc. as Supervisor of the Respondents.

6. Pursuant to A.R.S. § 20-170, the Director orders that Respondents, during the period of Supervision, may not do any of the following things without the prior approval of the Director or her Supervisor:

a.	Dispose of, convey or encumber any of its assets or its business in force;

b.	Withdraw any of its bank accounts;

c.	Lend any of its funds;

d.	Invest any of its funds;

e.	Transfer any of its property;

f.	Incur any debt, obligation or liability;

g.	Merge or consolidate with another company;

i.	Pay any dividends;

j.	Enter into any affiliate transactions; or

k.	Terminate any contracts.

7. In order to abate the Director’s determination Respondents PRI, PMG and RIC shall provide the Department with a plan satisfactory to the Department that cures the deficiencies noted in the Findings of Fact.

8. If Respondents’ fail to satisfy the requirements to abate the Director’s determination with in sixty (60) days from the date hereof, the Director may take appropriate action including but not limited to commencing a conservatorship pursuant to A.R.S. § 20-171.

9. Pursuant to A.R.S. § 20-171(C), the costs incident to the services of the Director or her Supervisor, or both, shall be charged against the assets and funds of Respondents and shall be paid when fixed and determined by the Director.

DATED this 20th day of October, 2011.

CHRISTINA URIAS
Director of Insurance

NOTICE OF APPEAL RIGHTS

This determination is an appealable agency action. A.R.S. §41-1092(3). You have the right to ask for a hearing on this determination by filing a request for hearing within 30 days after you receive this notice. If we receive your request for hearing after the 30-day period, we will not accept it unless you can show that you had good cause to file it late.

Your request for hearing must include the following:

•	the party appealing our decision;

•	the party’s address;

•	the decision you are appealing or contesting; and

•	a concise statement of the reason(s) for the hearing

The Office of Administrative Hearings will hold your hearing within 60 days after we receive your request unless: 1) a party can show good cause to advance or delay the hearing; or 2) the parties agree to advance or delay the hearing. We will send you a “Notice of Hearing” at least 30 days before the hearing, which will tell you the date, time and location of the hearing as well as the issues that the hearing will address and/or resolve.

If you request a hearing, you may also request an “informal settlement conference” by filing a written request with us. A.R.S. 41-1092.06. You may request an informal settlement conference at any time but not later than 20 days before the scheduled hearing. We will hold the conference at our office within 15 days after we receive your written request. We will have a person with the authority to act on behalf of the Department present. If we do not settle the case, please note that you waive all objections to our representative participating in the final administrative decision of your matter.

You must address your hearing request or informal settlement conference request to:

Deputy Director

Arizona Department of Insurance

2910 North 44th Street, Suite 210

Phoenix, Arizona 85018-7256

Attn: Hearing Administration

COPY of the foregoing mailed/delivered

this 20th day of October, 2011, to:

Andrew Cameron

EVP, General Counsel & Secretary

The PMI Group, Inc.

3003 Oak Road

Walnut Creek, CA 94597-2098

J. Michael Low

Charles R. Cohen

Low & Cohen, PLLC

2999 North 44th Street, Suite 550

Phoenix, AZ 85018

Truitte D. Todd

Tharp and Associates, Inc.

300 W. Osborn Rd, Suite 500

Phoenix, AZ 85013

Joseph P. Hennelly, Jr.

Hennelly & Steadman, PLC

322 W. Roosevelt Street

Phoenix, AZ 85003

Lynette Evans

Assistant Attorney General

Arizona Attorney General’s Office

1275 West Washington

Phoenix, AZ 85007

Gerrie Marks, Deputy Director

Steve Ferguson, Assistant Director

Kurt Regner, Chief Financial Analyst

Leslie Hess, Financial Affairs Legal Analyst

Arizona Department of Insurance

2910 N. 44th Street, Suite 210

Phoenix, Arizona 85018